Exhibit 1


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that I, GLENN H. NUSSDORF, hereby make, constitute and appoint ALFRED R. PALIANI with full power to act as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities to sign a Schedule 13D with respect to Parlux Fragrances, Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         THIS POWER OF ATTORNEY shall be effective as of September 7, 2006 and shall remain in full force and effect until revoked in writing by the undersigned. Any and all actions previously taken by ALFRED R. PALIANI in signing on my behalf a Schedule 13D with respect to Parlux Fragrences, Inc. and any and all amendments thereto are hereby approved, adopted and ratified in all respects.

         IN WITNESS WHEREOF, the undersigned has duly subscribed these presents on this 17th day of October 2006.


                                             /s/ Glenn H. Nussdorf
                                  ----------------------------------------------
                                               GLENN H. NUSSDORF



Sworn to before me this 17th day of October 2006


Notary Public




/s/ Stuart Radish
----------------------------
Stuart Radish
Notary Public, State of New York
No. 01RA6115435
Qualified in New York County
Commission Expires September 7, 2008